SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )

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Verisity Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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VERISITY LTD.
Israeli Office: 8-10 Ha’Melacha Street, Rosh Ha’Ayin, Israel
United States Office: 2041 Landings Drive
Mountain View, California 94043

Notice of 2002 Annual General Meeting of Shareholders
to be held June 4, 2002

TO THE SHAREHOLDERS OF VERISITY LTD.:

The 2002 Annual General Meeting of Shareholders of Verisity Ltd. will be held at our registered office located at 8-10 Ha’Melacha Street, Rosh Ha’Ayin, Israel, 48091, where our phone number is (972) 3-900-4000, on Tuesday, June 4, 2002, at 10:00 a.m. Israeli time to conduct the following business:

1.    To elect Pierre Lamond as our Class I director to hold office for a term that expires in 2005 at the third Annual General Meeting that follows the upcoming 2002 Annual General Meeting and until his successor shall be elected and qualified;

2.    To elect Michael McNamara as our Class I director to hold office for a term that expires in 2005 at the third Annual General Meeting that follows the upcoming 2002 Annual General Meeting and until his successor shall be elected and qualified;

3.    To approve the grant of share options for the right to purchase ordinary shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan in the amount of 100,000 shares to Moshe Gavrielov, our Director and Chief Executive Officer, with an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2002 Annual General Meeting;

4.    To approve the grant of share options for the right to purchase ordinary shares under the Verisity Ltd. 2000 Israeli Share Option Plan in the amount of 100,000 shares to Yoav Hollander, our Director and Chief Technology Officer, with an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2002 Annual General Meeting;

5.    To approve the grant of share options for the right to purchase ordinary shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan in the amount of 30,000 shares to Michael McNamara, our Director and Senior Vice President of Technology, with an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2002 Annual General Meeting;

6 through 11.    To approve the compensation of our executive officers who also serve as members of our Board of Directors;

12.    To approve an increase in the number of ordinary shares available for issuance under our 2000 U.S. Share Incentive Plan by 950,000 plus shares that become available for issuance under our prior plans;

13.    To approve certain amendments to our Articles of Association;

14.    To approve the selection of Messrs. Kost Forer & Gabbay, a member of Ernst & Young International, as our independent auditors for the fiscal year ending December 31, 2002; and

15.    To transact any other business that may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. The record date for determining those shareholders who will be entitled to notice of, and to attend and vote at, the meeting and at any adjournment thereof is April 29, 2002. The share transfer books will not be closed between the record date and the date of the meeting.

If within one-half hour of the time fixed for the meeting a quorum is not present, the meeting shall be adjourned and will be reconvened seven days later, at the same time and place. If a quorum is not present at the adjourned meeting, the meeting will be held and any number of participants will be considered as a quorum for the purpose of convening the meeting.

Whether or not you plan to attend the meeting, please complete, sign, date and promptly return the enclosed proxy card in the accompanying reply envelope. No postage is required if mailed in the United States. If you decide to attend the meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

By	Order of the Board of Directors

/s/	Charles G. Alvarez, Vice President of Finance and Administration, Chief Financial Officer and Secretary

VERISITY LTD.
Israeli Office: 8-10 Ha’Melacha Street, Rosh Ha’Ayin, Israel
United States Office: 2041 Landings Drive
Mountain View, California 94043

PROXY STATEMENT

The 2002 Annual General Meeting of Shareholders of Verisity Ltd. will be held on Tuesday, June 4, 2002, at our registered office located at 8-10 Ha’Melacha Street, Rosh Ha’Ayin, Israel, 48091 (972) 3-900-4000. As a shareholder of Verisity Ltd. you have a right to vote on certain matters affecting the company. This proxy statement discusses the proposals you are voting on this year. Please read this proxy statement carefully because it contains information for you to consider when deciding how to vote. YOUR VOTE IS IMPORTANT.

Your proxy is solicited on behalf of our Board of Directors, which is sending proxy materials to you and all other shareholders on or about May 8, 2002. The Board is asking you to vote your shares by completing and returning the signed proxy card or otherwise submitting your vote in a manner described in this proxy statement under “Questions and Answers—How Do I Vote?” on Page 2.

QUESTIONS AND ANSWERS

Q:    WHO CAN VOTE AT THE ANNUAL MEETING?

A:    Shareholders who owned our voting ordinary shares as of the close of business on April 29, 2002 may attend and vote at the meeting. Each voting ordinary share is entitled to one vote. There were 18,068,381 voting ordinary shares and 1,138,235 non-voting Class B ordinary shares outstanding on March 31, 2002.

Q:    WHAT IS IN THIS PROXY STATEMENT?

A:    This proxy statement sets forth the proposals on which we would like you, as a shareholder, to vote. It also gives you information on the proposals, as well as other information, so that you can make an informed decision.

Q:    WHAT IS THE PROXY CARD?

A:    The proxy card enables you to appoint Moshe Gavrielov and Yoav Hollander, and each of them individually, as your representatives at the annual meeting. By completing and returning the signed proxy card, you are authorizing Messrs. Gavrielov and Hollander to vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete and return your signed proxy card before the meeting date just in case your plans change.

Q:    WHAT AM I VOTING ON?

A:    We are asking you to vote on:

•
the election of Pierre Lamond and Michael McNamara as our Class I directors to hold office for a term that expires in 2005 at the third Annual General Meeting that follows the upcoming 2002 Annual General Meeting and until their successors shall be elected and qualified;

•
the approval of a grant of share options for the right to purchase ordinary shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan in the amount of 100,000 shares to Moshe Gavrielov, our Director and Chief Executive Officer, with an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2002 Annual General Meeting;

•
the approval of a grant of share options for the right to purchase ordinary shares under the Verisity Ltd. 2000 Israeli Share Option Plan in the amount of 100,000 shares to Yoav Hollander, our Director and Chief Technology Officer, with an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2002 Annual General Meeting;

•
the approval of a grant of share options for the right to purchase ordinary shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan in the amount of 30,000 shares to Michael McNamara, our Director and Senior Vice President of Technology, with an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2002 Annual General Meeting;

•	the approval of the compensation of our executive officers who also serve as members of our Board of Directors;

•
the approval of an increase in the number of ordinary shares available for issuance under our 2000 U.S. Share Incentive Plan by 950,000 plus that number of shares that become available for issuance under our prior plans and similar arrangements due to the expiration or cancellation of options and other share purchase rights that were granted under such prior plans and arrangements;

•	the approval of the amendments to our Articles of Association; and

•	the approval of Messrs. Kost Forer & Gabbay, a member of Ernst & Young International, as our independent auditors for the fiscal year ending December 31, 2002.

The section entitled “Proposals To Be Voted On,” beginning on Page 6 gives you more information on these matters.

Q:    HOW DO I VOTE?

A:    You May Vote By Mail.

You do this by completing and signing your proxy card and mailing it in the enclosed envelope, so we receive it prior to the meeting. If you mark your voting instructions on the proxy card, your shares will be voted:

•	as you instruct; and

•	according to the best judgment of Messrs. Gavrielov or Hollander if a proposal properly comes up for a vote at the meeting that is not on the proxy card.

If you do not mark your voting instructions on the proxy card but do return the signed proxy card to us before the meeting, your shares will be voted:

•
FOR the election of each of Pierre Lamond and Michael McNamara as our Class I directors to hold office for a term that expires in 2005 at the third Annual General Meeting that follows the upcoming 2002 Annual General Meeting and until their successors shall be elected and qualified;

•
FOR the approval of a grant of share options for the right to purchase ordinary shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan in the amount of 100,000 shares to Moshe Gavrielov, our Director and Chief Executive Officer, with an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2002 Annual General Meeting;

•
FOR the approval of a grant of share options for the right to purchase ordinary shares under the Verisity Ltd. 2000 Israeli Share Option Plan in the amount of 100,000 shares to Yoav Hollander, our Director and Chief Technology Officer with an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2002 Annual General Meeting;

•
FOR the approval of a grant of share options for the right to purchase ordinary shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan in the amount of 30,000 shares to Michael McNamara, our Director and Senior Vice President of Technology with an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2002 Annual General Meeting;

•	FOR the approval of the compensation of our executive officers who also serve as members of our Board of Directors;

•
FOR the approval of an increase in the number of ordinary shares available for issuance under our 2000 U.S. Share Incentive Plan by 950,000 plus that number of shares that become available for issuance under our prior plans and similar arrangements due to the expiration or cancellation of options and other share purchase rights that were granted under such prior plans and arrangements;

•	FOR the approval of the amendments to our Articles of Association;

•	FOR the approval of Messrs. Kost Forer & Gabbay, a member of Ernst & Young International, as our independent auditors for the fiscal year ending December 31, 2002; and

•	according to the best judgment of Messrs. Gavrielov or Hollander, with respect to any other business that may properly come before the meeting or any adjournment thereof.

You May Vote In Person At The Meeting.

We will pass out written ballots to any eligible shareholder who wants to vote in person at the meeting. However, if you hold your shares in street name, you must request a proxy from your stockbroker or other record holder in order to vote at the meeting. Holding shares in “street name” means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name.

Q:    WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A:    It means that you hold our ordinary shares within or through multiple accounts at the transfer agent or with stockbrokers or other record holders. Please complete, sign and return all proxy cards to ensure that all your shares are voted. Unless you need multiple accounts for specific purposes, it may be less confusing if you consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address.

We encourage you to examine your proxy card and voting instructions closely to make sure you are voting all of your ordinary shares.

Q:    WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?

A:    You may revoke your proxy and change your vote by:

•	signing another proxy card with a later date and returning it to us before the polls close at the meeting; or

•	voting in person at the meeting.

Your stockbroker or other record holder may be able to vote your shares depending on the terms of the agreement you have with your stockbroker or other record holder.

Q:    HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

A:    To hold the meeting and conduct business, at least two shareholders holding or representing a majority of our outstanding voting ordinary shares as of April 29, 2002 must be present at the meeting. This is called a quorum. Shares are counted as present at the meeting if a shareholder either:

•	is present and votes in person at the meeting; or

•	has properly submitted a proxy.

Q:    HOW MANY VOTES MUST BE RECEIVED FOR THE ELECTION OF MR. LAMOND AND MR. McNAMARA TO BE ELECTED AS CLASS I DIRECTORS?

A:    The election of each of Messrs. Lamond and McNamara as a Class I director of the board will be approved if a majority of the ordinary shares represented in person or by proxy at the meeting and voting on each of these proposals vote FOR approval.

Q:    HOW MANY VOTES MUST BE RECEIVED FOR THE SHARE OPTION GRANTS TO EACH OF MOSHE GAVRIELOV, YOAV HOLLANDER AND MICHAEL McNAMARA TO BE APPROVED?

A:    The share option grant to each of Messrs. Gavrielov, Hollander and McNamara will be approved if a majority of the ordinary shares represented in person or by proxy at the meeting and voting on each of these proposals vote FOR approval of each such option grant.

Q:    HOW MANY VOTES MUST BE RECEIVED FOR THE COMPENSATION OF OUR EXECUTIVE OFFICERS WHO ALSO SERVE AS MEMBERS OF OUR BOARD OF DIRECTORS TO BE APPROVED?

A:    The compensation for Messrs. Gavrielov, Hollander and McNamara, our executive officers who also serve as our directors, will be approved if a majority of the ordinary shares represented in person or by proxy at the meeting and voting on each of these proposals vote FOR approval of each individual’s compensation.

Q:    HOW MANY VOTES MUST BE RECEIVED FOR THE INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER OUR 2000 U.S. SHARE INCENTIVE PLAN TO BE APPROVED?

A:    The increase in the number of ordinary shares available for issuance under our 2000 U.S. Share Incentive Plan will be approved if a majority of the ordinary shares represented in person or by proxy at the meeting and voting on this proposal vote FOR approval.

Q:    HOW MANY VOTES MUST BE RECEIVED FOR THE AMENDMENTS TO OUR ARTICLES OF ASSOCIATION TO BE APPROVED?

A:    The amendments to our Articles of Association will be approved if a majority of the ordinary shares represented in person or by proxy at the meeting and voting on this proposal vote FOR the amendment of the Articles.

Q:    HOW MANY VOTES MUST BE RECEIVED FOR THE SELECTION OF MESSRS. KOST FORER & GABBAY, A MEMBER OF ERNST & YOUNG INTERNATIONAL, AS OUR INDEPENDENT AUDITOR TO BE APPROVED?

A:    The selection of the independent auditor for the fiscal year ending December 31, 2002, will be approved if a majority of the ordinary shares represented at the meeting and voting on this proposal vote FOR approval.

Q:    HOW ARE VOTES COUNTED?

A:    You may vote either “for” each director nominee or withhold your vote from the nominee. You may vote “for” or “against” or “abstain” from voting on each of the other proposals. If you abstain from voting on any proposal, it will have the same effect as a vote “against” the proposal.

If you give your signed proxy without voting instructions, your shares will be counted as a vote FOR each director nominee and FOR each of the other proposals. Voting results are tabulated and certified by our transfer agent, American Stock Transfer and Trust Company.

Q:    WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

A:    We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2002. We expect to file that report with the Securities and Exchange Commission in a timely manner, currently anticipated to be mid-August, and you can obtain a copy by contacting our Investor Relations Hotline at (650) 934-6800. You can also obtain a copy on the Internet at www.verisity.com by clicking on Investor Relations or through the SEC’s electronic data system called EDGAR at www.sec.gov. You may also call the SEC at (800) SEC-0330 to obtain the address for the location of its nearest public reference room where our Form 10-Q for the second quarter of 2002 may be reviewed.

Additional Information

Enclosed with this Proxy Statement is a proxy card and the Company’s 2001 Annual Report to Shareholders and the Annual Report on Form 10-K for the calendar year ended December 31, 2001. You also can obtain copies of the Company’s Annual Report to Shareholders and the Annual Report on Form 10-K for the year ended December 31, 2001, without charge by sending a request to Investor Relations, Verisity, 2041 Landings Drive, Mountain View, California 94043, telephone (650) 934-6800.

PROPOSALS TO BE VOTED ON

PROPOSALS NO. 1 and 2

ELECTION OF PIERRE LAMOND AND MICHAEL McNAMARA AS OUR CLASS I DIRECTORS

Our Articles of Association provide that our Board of Directors shall consist of no less than five nor more than nine persons and that the directors (other than our External Directors) shall be divided into three classes: Class I; Class II and Class III. On April 18, 2001, our Board of Directors set the number of classified directors at five persons and designated the class to which each of our current classified directors is a member. The initial term of our Directors in Class I will expire in 2002; the initial term of our Directors in Class II will expire in 2003; and the initial term of our Directors in Class III will expire in 2004. At each Annual General Meeting the successor to each of the directors of the class whose term expires will be elected to serve for a term that expires at the third following Annual General Meeting. In addition to our classified Board of Directors, the Israeli Companies Law requires us to have at least two External Directors, neither of who may serve simultaneously as a classified director. On April 18, 2001, our Board of Directors appointed Tali Aben as one of our External Directors and on June 14, 2001, our shareholders elected Amos Wilnai as our second External Director.

It is intended that the accompanying proxy card will be voted in favor of each of Pierre Lamond and Michael McNamara to serve as our Class I Directors, unless you indicate that your vote should be withheld from either or both of them. Subject to and in accordance with the provisions of the Israeli Companies Law, our Class I Directors will each continue in office for a term that expires at the third Annual General Meeting that follows the upcoming 2002 Annual General Meeting, and until their successor has been duly elected and qualified, or until the earliest of their death, resignation or retirement or removal from office.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the election of each of Pierre Lamond and Michael McNamara as Class I Directors to hold office for a term that expires in 2005 at the third Annual General Meeting that follows the upcoming 2002 Annual General Meeting and until their successors shall be elected and qualified.

Information Concerning the Nominees, the Incumbent Directors and Executive Officers

Nominees for Class I Directors Whose Terms, if Elected, Will Expire in 2005

Pierre Lamond, 71, has served as our Director since August 1997 and as our Chairman of the Board since April 18, 2001. Mr. Lamond has served as a General Partner of Sequoia Capital, a venture capital firm, since 1981. Mr. Lamond serves on the Board of Directors of Vitesse Semiconductor Corp. and Redback Networks, Inc. Mr. Lamond holds a Bachelor of Science degree in Electrical Engineering, a Master of Science degree in Physics from Toulouse University and a Masters of Science degree in Electrical Engineering from Northeastern University.

Michael McNamara, 40, has served as our Director and Senior Vice President of Technology since our acquisition of SureFire Verification in November 1999, where he served as President, Chairman of the Board, and co-founder from April 1996 to November 1999. From June 1995 to April 1996, Mr. McNamara served as a Director and a consultant at Verilog Consulting Services, Inc. From April 1994 to May 1995, Mr. McNamara served as Vice President of Engineering at ViewLogic, Inc. Mr. McNamara holds a Bachelor of Science degree and a Masters of Engineering degree in Electrical Engineering from Cornell University.

Class II Directors Whose Terms Will Expire in 2003

Moshe Gavrielov, 47, has served as our Chief Executive Officer since March 1998 and as our Director since May 1998. From November 1988 to March 1998, Mr. Gavrielov worked at LSI Logic Corporation where he held several executive management positions, including Executive Vice President of Products, Senior Vice President

of International Markets, Senior Vice President and General Manager of LSI Logic Europe and General Manager of the ASIC division. Mr. Gavrielov holds a Bachelor of Science degree in Electrical Engineering and a Masters of Science degree in Computer Science from the Technion Israel Institute of Technology (IIT) in Haifa, Israel.

Zohar Zisapel, 53, has served as our Director since August 1997. Mr. Zisapel serves on the Board of Directors of Ceragon Networks, Radvision Ltd., Radware Ltd., Radcom Ltd., RIT Technologies, Ltd. and Silicom Ltd. Mr. Zisapel is a founder and Director of Rad Data Communications and has served as its President since 1982. He also served as Chairman of the Israeli Association of Electronics and Software Industries. Mr. Zisapel holds a Masters of Science degree in Electrical Engineering from the Technion Israel Institute of Technology (IIT) in Haifa, Israel and a Masters degree in Business Administration from Tel Aviv University in Tel Aviv, Israel.

Class III Director Whose Term Will Expire in 2004

Yoav Hollander, 49, is our co-founder and has served as our Chief Technical Officer and Director since our inception in September 1995. From 1990 to our inception, Mr. Hollander was a consultant for various semiconductor companies including National Semiconductor Corporation and Digital Equipment Corporation. Mr. Hollander worked on the development of the verification environment employed by the Israeli design center of Digital Equipment Corporation for pre- and post-silicon testing of their designs. Mr. Hollander holds a Bachelor of Science degree in Computer Science from Ben Gurion University in Be’er Sheva, Israel.

External Directors Whose Terms Will Expire in 2004

Tali Aben, 38, has served as our Director since December 1996 and as our External Director since April 18, 2001. Ms. Aben has been a General Partner at Gemini Israel Funds, an Israeli venture capital firm, since October 1994. Ms. Aben holds a Bachelor of Science degree in Mathematics and Computer Science and a Masters degree in Business Administration from Tel Aviv University in Tel Aviv, Israel.

Amos Wilnai, 61, has served as our Director since March 2001 and as our External Director since June 14, 2001. Mr. Wilnai founded and has served as the Chairman of the Board of Directors of MMC Networks, Inc. since September 1992. From October 1998 to April 1999, Mr. Wilnai served as Acting Chief Executive Officer of MMC Networks. From September 1994 to June 1998, he served as Executive Vice President of Business Development at MMC Networks. From September 1992 to October 1994, Mr. Wilnai served as President at MMC Networks. Mr. Wilnai also serves as an advisor to the Board of Governors of the Bird Foundation (Israel-US Binational Industrial Research and Development Foundation). Mr. Wilnai holds a Bachelor of Science degree in Electrical Engineering from the Technion Institute of Technology (ITT) in Haifa, Israel and a Masters of Science degree in Electrical Engineering from the Polytechnic Institute in Brooklyn.

Other Executive Officers

Charles Alvarez, 52, has served as our Vice President of Finance and Administration and Chief Financial Officer since June 1998, and as Corporate Secretary since October 11, 2000. From March 1997 to June 1998, Mr. Alvarez served as Vice President of Finance and Administration and Chief Financial Officer at Alliance Semiconductor. From October 1989 to March 1997, Mr. Alvarez served as Senior Director of Finance and Operations for LSI Logic Corp. Mr. Alvarez holds a Bachelor of Arts degree and a Masters of Arts degree in Business and Economics from San Francisco State University.

Ziv Binyamini, 41, has served as our Vice President of Research and Development since October 1998. From November 1997 to October 1998, Mr. Binyamini served as our principal researcher. From July 1997 to November 1997, he was a researcher at Intel Corporation. From July 1994 to July 1997, Mr. Binyamini co-managed the Logic Verification CAD group at Intel Design Technology in Haifa, Israel. Mr. Binyamini holds a Bachelor of Science degree in Computer Science and Mathematics from Bar Ilan University in Ramat Gan, Israel.

Francine Ferguson, 37, has served as our Vice President of Worldwide Marketing since January 1999. From May 1997 to January 1999, Ms. Ferguson served as our Director of Product Marketing. From March 1996 to May 1997, Ms. Ferguson was a Product Line Manager and from January 1995 to March 1996, she was Senior Product Marketing Manager at Synopsys, Inc. Ms. Ferguson has spent over 15 years in the design automation industry in the areas of software development and marketing for verification and synthesis products. Ms. Ferguson holds a Bachelor of Science degree in Computer Science from Columbia University, School of Engineering and Applied Science.

David Larwood, 50, has served as our General Counsel since April 2000. From May 1997 to April 2000, Mr. Larwood was Vice President of Intellectual Property at FormFactor, Inc. From November 1994 to May 1997, Mr. Larwood was Senior Patent Counsel at Apple Computer, Inc. Mr. Larwood holds a Bachelor of Science degree in Chemistry from the California Institute of Technology, a Masters of Science degree in Pharmaceutical Chemistry from the University of California, San Francisco and a Juris Doctorate degree from the University of California, Berkeley.

Lawrence Lapides, 41, has served as our Vice President of Sales since our acquisition of SureFire Verification in November 1999, where he served in the same capacity from July 1998 to November 1999. From May 1991 to June 1998, Mr. Lapides served as Director of North American Sales for Exemplar Logic. Mr. Lapides holds a Bachelor of Arts degree in Physics from the University of California, Berkeley, a Master of Science degree in Applied and Engineering Physics from Cornell University and a Masters degree in Business Administration from Clark University.

Board and Committee Meetings

During the fiscal year that ended on December 31, 2001, our Board of Directors held 20 meetings. During this period, each of our Directors attended or participated in more than 75% of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by each committee of the Board of Directors on which such director served. We have four standing committees: the Audit Committee, the Compensation Committee, the Nominating Committee and the Employee Share Purchase Plan Committee.

The Audit Committee is responsible for reviewing our financial procedures and controls, selecting and meeting with the independent accountants, identifying flaws in the management of our business, making recommendations to our Board of Directors on how to correct identified problems and deciding whether to approve actions or transactions which by Israeli law require audit committee approval. This committee held six meetings during the last fiscal year. Its members did and do consist of Tali Aben, Amos Wilnai and Zohar Zisapel. Our Board of Directors has adopted a written charter for the Audit Committee, which was attached to our 2001 proxy statement as Appendix A.

The Compensation Committee is responsible for establishing our policies and practices governing executive compensation as described later in this proxy statement under “Report of the Compensation Committee of the Board of Directors on Executive Compensation” on Page 26. In addition, the committee is responsible for administering all of our employee benefit plans, other than equity-based benefit plans for non-executive employees. This committee held four meetings during the last fiscal year. Its members did and do consist of Tali Aben, Pierre Lamond and Zohar Zisapel.

The Nominating Committee is responsible for identifying and selecting qualified candidates for the Board of Directors of the Company each year. This committee held no meetings during the last fiscal year, and has held one meeting so far this year. Its members did and do consist of Moshe Gavrielov, Tali Aben and Amos Wilnai.

The Employee Share Purchase Plan Committee is responsible for administering our Employee Share Purchase Plan. This committee held no meetings during the last fiscal year. Its members did and do consist of Pierre Lamond and Amos Wilnai.

Director Compensation

Each of the members of our Board of Directors who are not our executive officers or employees will be awarded a grant of share options for the right to purchase ordinary shares under our Verisity Ltd. 2000 U.S. Share Incentive Plan for their term on our Board of Directors, which is expected to be approximately three years. Although our External Directors are entitled to compensation and to the refund of expenses, as provided in regulations adopted under the Israeli Companies Law, Tali Aben and Amos Wilnai have each agreed to waive their compensation rights. External Directors are otherwise prohibited from receiving compensation, directly or indirectly, in connection with services provided as an External Director. In addition, subject to the Israeli Companies Law and the regulations promulgated thereunder, an External Director may be granted shares or options to purchase shares of the company within a plan that covers all of the directors who are not External Directors, as well as certain other office holders of the company. Our Board of Directors and our shareholders approved share option grants for the right to purchase 60,000 ordinary shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan to each of our current non-employee directors, to vest over 42 months. These share option grants began vesting on March 20, 2001.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2001:

•	none of the members of our Compensation Committee has ever served as one of our executive officers or as an executive officer or employee of any of our subsidiaries;

•	none of the members of our Compensation Committee has been during the last fiscal year, or is currently, an employee of ours or any of our subsidiaries;

•	none of the members of the Compensation Committee entered into (or agreed to enter into) any transaction with us in which the amount involved exceeds $60,000;

•
none of our executive officers served on the Compensation Committee (or another board committee with similar functions or, if there was not committee like that, the entire board of directors) of another entity where one of that entity’s executive officers served on our Compensation Committee or otherwise served on our Board of Directors; and

•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee.

Certain Relationships and Related Transactions

During the Company’s last fiscal year, except as otherwise described herein, there were no transactions occurring or relationships that existed between the Company and its management that require disclosure under SEC regulations.

Certain Relationships and Related Transaction of the Corporation with Management

During 1998, the Company issued 671,938 restricted ordinary shares to our Chief Executive Officer at fair market value in exchange for a full recourse secured promissory note of $202,000. Interest was paid annually at a rate of 5.59%. The note was due on March 31, 2002. The note was paid in full in January 2002.

Restricted shares are ordinary shares subject to a right of repurchase in favor of the Company, through its subsidiary, which right lapses as the shares vest over a period of four years from the date of grant, where 1/4th of the shares vest after one year and an additional 1/48th of the shares will vest each month thereafter, as long as the holder continues to be an employee of the Company, subject to certain acceleration events. At December 31, 2001, 41,996 shares remained subject to this repurchase right. These shares vested fully on March 23, 2002.

Since the beginning of the Corporation’s fiscal year ending December 31, 2001, there were no other relationships or transactions to be disclosed.

PROPOSAL NO. 3

APPROVAL OF THE GRANT OF SHARE OPTIONS TO MOSHE GAVRIELOV
FOR THE RIGHT TO PURCHASE 100,000 ORDINARY SHARES

The shareholders are being asked to vote on a proposal to approve the share option grant to Moshe Gavrielov, our Director and Chief Executive Officer, the right to purchase 100,000 ordinary shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan with an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2002 Annual General Meeting. This option grant was recommended by our Compensation Committee, approved by our Audit Committee and by our full Board of Directors (except Mr. Gavrielov who abstained from this vote and related discussion), who also recommended this option grant for shareholder approval.

The material terms and conditions of the proposed option grant are summarized as follows:

•
The option is for 100,000 ordinary shares and has an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2002 Annual General Meeting;

•
The option to purchase ordinary shares will become exercisable as follows: the option will become exercisable for 25,000 shares upon Mr. Gavrielov’s continuation of employment through the first anniversary of this grant and thereafter will become exercisable for the balance of the option shares in a series of 36 successive equal monthly installments, each vesting upon his completion of each additional month of employment thereafter;

•
The option has a maximum term of 10 years measured from the 2002 grant date, subject to earlier termination upon Mr. Gavrielov’s cessation of employment, subject to certain conditions. If his employment terminates for any reason other than for cause or his death or disability, then Mr. Gavrielov will only have a 30-day period following his termination date in which to exercise the option for any ordinary shares for which the option is exercisable at the time of his termination. Should Mr. Gavrielov’s employment with us terminate as a result of his death or disability, he or the legal representatives of his estate will have a six-month period in which to exercise the option for any shares for which the option is exercisable at the time of his death or the termination of his employment. In the event Mr. Gavrielov’s employment is terminated for cause, the option will terminate immediately as of the date and time of his termination; and

•
In the event we are acquired in a transaction that results in a change of control and the options issued to Mr. Gavrielov are not assumed or substituted with equivalent options by the successor corporation, then the smaller of the amount of shares that would have vested over the 12-month period following the change of control, or the amount of shares representing 50% of the unvested shares, shall immediately vest and become exercisable by him.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the approval of the share option grant to Mr. Gavrielov for the right to purchase 100,000 ordinary shares.

PROPOSAL NO. 4

APPROVAL OF THE GRANT OF SHARE OPTIONS TO YOAV HOLLANDER
FOR THE RIGHT TO PURCHASE 100,000 ORDINARY SHARES

The shareholders are being asked to vote on a proposal to approve the share option grant to Yoav Hollander, our Director and Chief Technology Officer, the right to purchase 100,000 ordinary shares under the Verisity Ltd. 2000 Israeli Share Option Plan with an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2002 Annual General Meeting. This option grant was recommended by our Compensation Committee, approved by our Audit Committee and by our full Board of Directors (except Mr. Hollander who abstained from this vote and related discussion), who also recommended this option grant for shareholder approval.

The material terms and conditions of the proposed option grant are summarized as follows:

•
The option is for 100,000 ordinary shares and has an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2002 Annual General Meeting;

•
The option to purchase ordinary shares will become exercisable as follows: the option will become exercisable for 25,000 shares upon Mr. Hollander’s continuation of employment through the first anniversary of this grant and thereafter will become exercisable for the balance of the option shares in a series of 36 successive equal monthly installments, each vesting upon his completion of each additional month of employment thereafter;

•
The option has a maximum term of 10 years measured from the 2002 grant date, subject to earlier termination upon Mr. Hollander’s cessation of employment, subject to certain conditions. If his employment terminates for any reason other than for cause or his death or disability, then Mr. Hollander will only have a 30-day period following his termination date in which to exercise the option for any ordinary shares for which the option is exercisable at the time of his termination. Should Mr. Hollander’s employment with us terminate as a result of his death or disability, he or the legal representatives of his estate will have a six-month period in which to exercise the option for any shares for which the option is exercisable at the time of his death or the termination of his employment. In the event Mr. Hollander’s employment is terminated for cause, the option will terminate immediately as of the date and time of his termination; and

•
In the event we are acquired in a transaction that results in a change of control and the options issued to Mr. Hollander are not assumed or substituted with equivalent options by the successor corporation, then the smaller of the amount of shares that would have vested over the 12-month period following the change of control, or the amount of shares representing 50% of the unvested shares, shall immediately vest and become exercisable by him.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the approval of the share option grant to Mr. Hollander for the right to purchase 100,000 ordinary shares.

PROPOSAL NO. 5

APPROVAL OF THE GRANT OF SHARE OPTIONS TO MICHAEL McNAMARA
FOR THE RIGHT TO PURCHASE 30,000 ORDINARY SHARES

The shareholders are being asked to vote on a proposal to approve the share option grant to Michael McNamara, our Director and Senior Vice President of Technology, the right to purchase 30,000 ordinary shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan, with an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2002 Annual General Meeting. This option grant was recommended by our Compensation Committee, approved by our Audit Committee and by our full Board of Directors (except Mr. McNamara who abstained from this vote and related discussion), who also recommended this option grant for shareholder approval.

The material terms and conditions of the proposed option grant are summarized as follows:

•
The option is for 30,000 ordinary shares and has an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2002 Annual General Meeting;

•
The option to purchase ordinary shares will become exercisable as follows: the option will become exercisable for 7,500 shares upon Mr. McNamara’s continuation of employment through the first anniversary of the grant date and thereafter will become exercisable for the balance of the option shares in a series of 36 successive equal monthly installments, each vesting upon his completion of each additional month of employment thereafter;

•
The option has a maximum term of 10 years measured from the June 4, 2002 grant date, subject to earlier termination upon Mr. McNamara’s cessation of employment, subject to certain conditions. If his employment terminates for any reason other than for cause or his death or disability, then Mr. McNamara will only have a 30-day period following his termination date in which to exercise the option for any ordinary shares for which the option is exercisable at the time of his termination. Should Mr. McNamara’s employment with us terminate as a result of his death or disability, he or the legal representatives of his estate will have a six-month period in which to exercise the option for any shares for which the option is exercisable at the time of his death or the termination of his employment. In the event Mr. McNamara’s employment is terminated for cause, the option will terminate immediately as of the date and time of his termination; and

•
In the event we are acquired in a transaction that results in a change of control and the options issued to Mr. McNamara are not assumed or substituted with equivalent options by the successor corporation, then the smaller of the amount of shares that would have vested over the 12-month period following the change of control, or the amount of shares representing 50% of the unvested shares, shall immediately vest and become exercisable by him.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the approval of the share option grant to Mr. McNamara for the right to purchase 30,000 ordinary shares.

PROPOSALS NO. 6 through 11

APPROVAL OF THE COMPENSATION OF OUR EXECUTIVE OFFICERS
WHO ALSO SERVE AS MEMBERS OF OUR BOARD OF DIRECTORS

The shareholders are being asked to vote on proposals to approve the compensation of our executive officers who also serve as members of our Board of Directors.

Pursuant to the Israeli Companies Law, our shareholders must approve the compensation terms of our executive officers who also serve as directors. Three of our executive officers also serve as our directors: Moshe Gavrielov, our Chief Executive Officer; Yoav Hollander, our Chief Technology Officer; and Michael McNamara, our Senior Vice President of Technology.

The compensation terms for Messrs. Gavrielov, Hollander and McNamara are as follows:

Name and Title	Bonus Paid for 2001	Annual Base Salary for 2002
Moshe Gavrielov	$148,500	$350,000
Chief Executive Officer
Yoav Hollander	85,860 NIS	56,200 NIS
Chief Technology Officer		(monthly)
Michael McNamara	$38,295	$182,000
Senior Vice President of Technology

On April 17, 2002, the exchange rate between the new Israeli Shekel (NIS) and the United States dollar as quoted in The Wall Street Journal was NIS 4.805 to $1.00. For a detailed description of the compensation paid to our executive officers during the fiscal year ended December 31, 2001, please see the section entitled “Executive Compensation” beginning on Page 23 of this proxy statement.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the approval of each of the compensation proposals for Messrs. Gavrielov, Hollander and McNamara.

PROPOSAL NO. 12

APPROVAL OF THE INCREASE IN NUMBER OF ORDINARY SHARES
AVAILABLE FOR ISSUANCE UNDER OUR 2000 U.S. SHARE INCENTIVE PLAN

The shareholders are being asked to vote on a proposal to approve the increase in the number of shares available for issuance under certain of the Company’s compensatory share option and incentive plans. Specifically, the Board of Directors recommends approval of an increase in the so-called “pool” of shares available for issuance to our employees, directors and other service providers under our 2000 U.S. Share Incentive Plan by 950,000 shares plus that number of shares that become available for issuance under our prior plans and similar arrangements due to the expiration or cancellation of options and other share purchase rights that were granted under such prior plans and arrangements. Shareholder approval is required under United States tax law. Plans in the nature of these compensatory share option and incentive plans have become a standard benefit and part of an overall package offered by the Company to recruit and retain quality employees.

A company that cannot offer a reasonable number of shares under such plans will be at a serious competitive disadvantage for attracting and retaining employees. The pool of available shares remaining for new option grants and restricted share awards as of March 31, 2002, under the 2000 U.S. Share Incentive Plan was approximately 620,750 ordinary shares. The proposed increase of 950,000 shares represents 4.9% of our total shares issued and outstanding as of March 31, 2002.

The 2000 U.S. Share Incentive Plan is administered and interpreted by our board of directors or a committee designated by our board. It will terminate in October 2010. The 2000 U.S. Share Incentive Plan originally authorized the issuance of up to 1,780,000 ordinary shares for this plan. As of March 31, 2002, options to purchase 1,218,500 ordinary shares have been granted and, after cancellations, 620,750 shares remain available for future grants.

Under our 2000 U.S. Share Incentive Plan, as it currently exists, any shares that remain unissued under expiring or cancelled options or other share purchase rights that were originally granted under other plans or arrangements (i.e., that were not granted under the 2000 U.S. Share Incentive Plan) would only be available for future grants under such other plans, but would not be available for future grants under the 2000 U.S. Share Incentive Plan. Because the Board of Directors has determined that future compensatory share grants should be made under either the 2000 U.S. Share Incentive Plan or the 2000 Israeli Share Option Plan, it seeks the authority to utilize the shares that are subject to options and purchase rights granted under the older plans and arrangements, once those options expire or are cancelled, as part of the so-called “pool” of shares available for issuance under the 2000 U.S. Share Incentive Plan.

Proposal:

The Board of Directors proposes an amendment to our 2000 U.S. Share Incentive Plan that would increase the number of our ordinary shares available for issuance in compensatory arrangements under that plan (as well as under certain other compensatory share plans and similar arrangements of the Company, except for our Employee Share Purchase Plan or our 2000 Israeli Share Option Plan) by (a) 950,000 shares, and (b) by that number of shares that were, at one time, offered to our employees, executives and other service providers, for purchase pursuant to options and other share purchase rights granted under such plans and arrangements but which remain unissued at the time that those options or rights expire or are cancelled for any reason.

The specific proposal for amending the 2000 U.S. Share Incentive Plan is as follows:

2000 U.S. Share Incentive Plan

Section 4 of the plan will be deleted in its entirety and replaced with the following.

4.    Shares Subject to the Plan.    Subject to section 13 of this Plan, in no event will the Company issue, in the aggregate, more than Two Million, Seven Hundred and Fifty Two Thousand and Twenty Five (2,752,025) Shares (the “Option Pool”) pursuant to the exercise of all Options and Restricted

Share Rights granted under this Plan, less that number of Shares and Restricted Share Rights that have been issued, or have been reserved for issuance, either directly or pursuant to options granted, to Directors, Officers, Employees, or Consultants of the Company and any of its Subsidiaries on or after August 30, 2000 under any other share option plan, share incentive plan, restricted share or similar arrangement (except for the Employee Share Purchase Plan and the 2000 Israeli Share Option Plan), provided that the Option Pool shall be deemed to include, and shall not be reduced by (and shall be deemed to be increased by the Shares described in clause (ii) below): (i) any Shares that may have been reserved for issuance and purchase pursuant to any Option or Restricted Share Right granted under this Plan, but which Shares remain unissued (and no longer reserved for issuance) upon the expiration or cancellation for any reason of such Option or Right, or any portion thereof, (ii) any Shares that may have been reserved for issuance and purchase pursuant to any Option or Restricted Share Right granted under any such other plan or similar arrangement (except for the Employee Share Purchase Plan and the 2000 Israeli Share Option Plan), but which Shares remain unissued (and no longer reserved for issuance) upon the expiration or cancellation for any reason, on or after August 30, 2000, of such Option or Right, or any portion thereof, and (iii) any Shares that are retained by or delivered to the Company upon exercise of an Option or Restricted Share Right as consideration for the payment of all or a portion of the Option Price and/or Tax Withholding Liability as contemplated by section 5(c) of this Plan. Notwithstanding the foregoing, subject to section 13 of this Plan, in no event will the Company issue, in the aggregate, more than Two Million Seven Hundred and Fifty Two Thousand and Twenty Five (2,752,025) Shares pursuant to the exercise of all ISOs that are granted under this Plan. No Participant shall be issued, within any one-year period, a number of Shares and/or Option Shares under the Plan that exceeds 500,000 shares (subject to section 13). At all times while Options granted under this Plan are outstanding, the Company will reserve for issuance for the purposes hereof a sufficient number of authorized and unissued Shares to fully satisfy the Company’s obligations under all such outstanding Options.

We do not have a specific plan for the allocation of these shares. The proposed amendment does not change the class of individuals who are eligible to receive grants under this plan, and include officers (currently seven individuals), non-employee directors (four total, none of whom currently are expected to receive grants under this plan before 2004), other employees of the Company and its subsidiaries who generally are employed in the United States (115 as of March 31, 2002), and consultants and advisors to the Company. Each group will participate only to the extent approved by the Board, in its sole discretion. In general, the grants are expected to be made in support of employee retention programs. The shares to be granted will only be the ordinary shares of the Company.

The following is a brief description of the current 2000 U.S. Share Incentive Plan. An electronic copy of the full plan was filed with the SEC as Exhibit 10.25 to our Form S-1/A filed November 9, 2000.

2000 U.S. Share Incentive Plan

Our 2000 U.S. Share Incentive Plan was adopted by our board of directors in August 2000 and approved by our shareholders on October 18, 2000. The 2000 U.S. Share Incentive Plan provides for the grant of:

•	incentive stock options within the meaning of Section 422 of the Internal Revenue Code to employees, including our officers and employee directors;

•	nonstatutory share options to employees, directors and consultants; and

•	share purchase rights to employees, directors and consultants, which shares, known as restricted shares, will generally be subject to our repurchase option.

The 2000 U.S. Share Incentive Plan is administered and interpreted by our board of directors or a committee designated by our board. It will terminate in October 2010. The 2000 U.S. share incentive plan originally authorized the issuance of up to 1,780,000 ordinary shares. As of March 31, 2002, options to purchase 1,218,500 ordinary shares have been granted and, after cancellations, 620,750 shares remain available for future grants. If the shareholders approve the proposal, 2,730,000 ordinary shares will be available for issuance under the plan, plus that number of shares that become available for issuance under our prior plans and similar arrangements due to the expiration or cancellation of options and other share purchase rights that were granted under such prior plans and arrangements.

The plan administrator has discretion, within the limits of the 2000 U.S. Share Incentive Plan, to select optionees and to determine the number of shares to be subject to each option and the exercise price and vesting schedule of each option. The exercise price of incentive stock options granted under the 2000 U.S. Share Incentive Plan must at least be equal to the fair market value per ordinary share on the date of grant. With respect to any participant who is a 10% shareholder, the per share exercise price of any share option granted under the 2000 U.S. Share Incentive Plan must equal at least 110% of the fair market value of the ordinary shares on the date of the grant and the maximum term of the option must not exceed five years. The term of all other options granted under the plan may not exceed 10 years.

The plan administrator also has the discretion, within the limits of the 2000 U.S. Share Incentive Plan, to determine the terms related to any restricted share offer, including the number of shares that a recipient may be entitled to purchase and the purchase price. The administrator also has the discretion to determine whether and to what extent a specific portion of the restricted shares will be subject to our right to repurchase the shares upon the purchaser’s termination of employment or engagement for any reason.

If the Company is acquired in a transaction that results in a change of control and the options issued under the 2000 U.S. Share Incentive Plan are not assumed or substituted with equivalent options by the successor corporation, then the 2000 U.S. share incentive plan provides for immediate vesting of the smaller of:

•	the amount of shares that would have vested over the 12-month period following the change of control; or

•	the amount of shares representing 50% of the unvested shares.

In addition, in connection with an acquisition of the Company, our board of directors will have the discretion to cancel any repurchase option.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the approval of the proposal to increase the number of ordinary shares available for issuance under the 2000 U.S. Share Incentive Plan by 950,0000 shares plus that number of shares that become available for issuance under our prior plans and similar arrangements due to the expiration or cancellation of options and other share purchase rights that were granted under such prior plans and arrangements.

PROPOSAL NO. 13

APPROVAL OF AMENDMENTS TO OUR ARTICLES OF ASSOCIATION

Our Articles of Association are our primary corporate governance document. Under the Israeli Companies Law, any amendments to the Articles of Association of a company must be approved by such company’s shareholders. At the 2002 Annual General Meeting, the shareholders will be asked to approve the amendment of certain Articles of the Company’s Articles of Association. The revised Articles of the Articles of Association are set forth as Appendix A to this Proxy Statement. The full text of the current Articles of Association was filed with the SEC as Exhibit 3.3 to the Company’s S-1/A filed November 9, 2000. We urge you to read the text of Appendix A in its entirety.

The proposed amendments are intended to simplify and clarify the practices relating to proxy voting and to enhance the ability of the Company’s management and Directors to efficiently manage the affairs of the Company.

A brief description of the proposed changes is as follows:

•
Amend Article 38 to simplify and clarify the practices relating to proxy voting. Article 38 currently requires a supporting vote of at least two-thirds of the outstanding shares entitled to vote to change the number and method of appointment of directors. This proposed amendment extends that requirement of a two-thirds vote to change the method of removal of any director or for a change to this particular article. This change is intended to make it more difficult for a corporate raider to institute a radical change in board structure.

•
Amend Article 46 to permit the Board of Directors to appoint any person to serve as Chairman of a shareholders meeting, instead of the Chairman of the Board personally. Article 46 currently provides that if the Chairman of the Board is not present at the shareholders meeting, the shareholders present at such meeting shall elect one of them to serve as chairman of the meeting. Since the number of shareholders who are able to attend shareholder meetings in person is limited, compared to the large number of public shareholders of the Company, this is not a desirable provision for the most effective governance of the Company as a public corporation. The amendment will permit the Board to consider who will be able to attend any given shareholder meeting and to select a suitable chairman for that meeting in advance.

•	Amend Articles 45.2, 48-54, 56 and 57 to simplify and clarify the practices relating to proxy voting.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the approval of the amendments to our Articles of Association.

PROPOSAL NO. 14

APPROVAL OF THE SELECTION OF MESSRS. KOST FORER & GABBAY, A MEMBER OF ERNST & YOUNG INTERNATIONAL, AS OUR INDEPENDENT AUDITORS

Selection

The shareholders are being asked to approve the selection of Messrs. Kost Forer & Gabbay, a member of Ernst & Young International, as our independent auditors for the fiscal year ending December 31, 2002.

Ernst & Young has audited our financial statements annually since the 1997 fiscal year. Its representatives will be present at the meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. Under Israeli law, a company must present for discussion at its Annual General Meeting its financial statements for its preceding fiscal year. Accordingly, at the meeting, the auditor’s report and our consolidated financial statements for the fiscal year ended December 31, 2001 will be presented for discussion.

Audit Fees

The aggregate fees for professional services rendered by Ernst & Young in connection with its audit of our annual and quarterly consolidated financial statements included in our Form 10-K and the review of our quarterly consolidated financial statements included in our Forms 10-Q for the fiscal year ended December 31, 2001 plus our Registration Statement on Form S-1 totaled approximately $ 250,000.

Financial Information Systems Design and Implementation Fees

Ernst & Young did not perform any financial information systems design or implementation services for us during fiscal year 2001.

All Other Fees

The aggregate fees for all other services rendered by Ernst & Young for the fiscal year ended December 31, 2001 totaled approximately $485,000 and can be sub-categorized as follows:

Attestation Fees

The aggregate fees for attestation services for matters such as SEC registration statements, comfort letters, Statement on Auditing Standards No. 70 reports, employee benefit plan audits and agreed-upon procedures totaled approximately $120,000.

Other Fees

The aggregate fees for all other services, including due diligence related to business and operational process improvements, tax consulting and regulatory matters, totaled approximately $365,000.

Review of Auditor Independence

The Audit Committee has considered and determined that the provision of non-audit services rendered by Ernst & Young is compatible with maintaining Ernst & Young’s independence as our principal auditor.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the approval of the selection of Messrs. Kost Forer & Gabbay, a member of Ernst & Young International, as our independent auditors for the fiscal year ending December 31, 2002.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our ordinary shares as of February 28, 2002, and the percentage ownership of our ordinary shares. The information is provided with respect to:

•	each person who is known to us to own beneficially more than 5% of the outstanding ordinary shares;

•	each of our directors;

•	our Chief Executive Officer and each of our four other most highly compensated executive officers for the year ended December 31, 2001; and

•	all of our directors and executive officers as a group.

Except as otherwise indicated by footnote, and subject to community property laws where applicable, the named person has sole voting and investment power with respect to all of the ordinary shares shown as beneficially owned.

Name and Address of Beneficial Owner	Shares Beneficially Owned (1)	Approximate Percentage Owned
Yoav Hollander, Chief Technology Officer, Director (2)	2,202,791	11.5%
Wasatch Advisors (3)	1,988,465	10.4%
Pierre Lamond, Director (4)	1,913,916	10.0%
Entities associated with Sequoia Capital (4)	1,867,316	9.7%
T.Rowe Price Associates Inc. (5)	1,473,000	7.7%
J&W Seligman (6)	1,072,000	5.6%
Moshe Gavrielov, Chief Executive Officer, Director (7)	680,118	3.5%
Zohar Zisapel, Director (8)	589,835	3.1%
Michael McNamara, Senior Vice President, Director (9)	500,915	2.6%
Charles G. Alvarez, Chief Financial Officer (10)	129,684	*
Francine Ferguson, Vice President Marketing (11)	92,036	*
Lawrence Lapides, Vice President Worldwide Sales (12)	90,786	*
Amos Wilnai, Director (13)	18,571	*
Tali Aben, Director (14)	7,143	*
Directors and executive officers as a group (ten individuals) (15)	6,405,271	33.4%

*	less than 1%

The address of each beneficial owner is 2041 Landings Drive, Mountain View CA 94043 unless otherwise stated.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Ordinary shares subject to options, warrants or other rights to purchase that are currently exercisable or are exercisable within 60 days after February 28, 2002 are deemed outstanding for purposes of computing the percentage ownership of the persons holding such options, warrants or other rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise noted, the address for each of the directors and executive officers named in the table is 2041 Landings Drive, Mountain View, California 94043.

(2)
Director and Executive of the Company. Includes 533,878 shares held by Tamir Fishman Trust, successor to Ma’ahaz Ne’eman Ltd. (Trustee, 1997 Israel Share and Stock Option Plan) of which Mr. Hollander has sole voting power. Mr. Hollander has irrevocably instructed Tamir Fishman Trust to transfer these shares as required in connection with the 1997 Israel Share and Stock Option Plan as directed by our board of directors, or a committee thereof, from time-to-time. Mr. Hollander disclaims beneficial ownership of the shares held by Tamir Fishman Trust.

(3)
Director, Chairman of the Board. Based upon a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2002, which indicates sole investment power over these shares. The address of Wasatch Advisors Inc. is 150 Social Hall Avenue, Salt Lake City, UT 84111.

(4)
Represents 1,708,595 shares held by Sequoia Capital VII, L.P., 74,694 shares held by Sequoia Technology Partners VII, 19,494 shares held by Sequoia 1997 LLC, 34,656 shares held by SQP 1997 and 29,877 shares held by Sequoia International Partners, of which 1,138,235 shares are non-voting Class B ordinary shares that may be converted into voting shares on a one-for-one basis at the election of the holder, subject to some conditions. SC VII Management-A, LLC is the general partner of Sequoia Capital VII, L.P., Sequoia Technology Partners VII and Sequoia International Partners. Each of Douglas Leone, Michael Moritz, Mark Stevens and Thomas Stephenson is a managing member of SC VII Management-A, LLC. Messrs. Leone, Moritz, Stevens and Stephenson share voting and investment power with respect to all of the shares owned by each of the Sequoia entities listed above. Each of Messrs. Leone, Moritz, Stevens and Stephenson disclaim beneficial ownership of the shares held by these entities, except to the extent of his interest therein. Pierre Lamond is a non-managing member of SC VII Management-A, LLC. He is also one of our directors. Mr. Lamond disclaims beneficial ownership of the shares held by these entities, except to the extent of his interest therein. The amount shown for Mr. Lamond includes 28,029 shares held by the Pierre R. Lamond and Christine E. Lamond Trust, dated November 22, 1985 and 18,571 shares issuable upon exercise of one or more options that vest within 60 days of February 28, 2002. Based upon a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2002 which indicates shared investment power over these shares. The address of Sequoia Capital VII, L.P. is 3000 Sand Hill Road, Bldg 4, Suite 280, Menlo Park, CA 94025.

(5)
Based upon a Schedule 13G/A filed with the Securities and Exchange Commission on February 22, 2002. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, MD 21202.

(6)
Based upon a private communication with our chief financial officer. Reflects shares held as of February 28, 2002. The address of J.&W. Seligman & Co., Inc. is 100 Park Avenue, 8th Floor, New York, NY 10006.

(7)	Director and Executive of the Company. Includes 124,359 shares issuable upon exercise of one or more options that vest within 60 days of February 28,2002.

(8)
Director. Represents 205,807 shares held by Lomsha Ltd., 205,807 shares held by Michael and Klil Holdings (93) Ltd. and 159,650 shares held by Zohar Zisapel and includes 18,571 shares issuable upon exercise of one or more options that vest within 60 days of February 28, 2002.

(9)	Director and Executive of the Company.

(10)	Executive of the Company. Includes 99,062 shares issuable upon exercise of one or more options that vest within 60 days of February 28, 2002.

(11)	Executive of the Company. Includes 74,036 shares issuable upon exercise of one or more options that vest within 60 days of February 28, 2002.

(12)	Executive of the Company. Includes 79,497 shares issuable upon exercise of one or more options that vest within 60 days of February 28, 2002.

(13)	Director. Includes 18,571 shares issuable upon exercise of one or more options that vest within 60 days of February 28, 2002.

(14)	Director. Includes 7,143 shares issuable upon exercise of one or more options that vest within 60 days of February 28, 2002.

(15)	Includes 610,584 shares subject to options exercisable within 60 days of February 28, 2002.

EXECUTIVE COMPENSATION

The following table sets forth, for the years ended December 31, 2001, 2000 and 1999, all compensation earned for services rendered to the Company, in all capacities, by our chief executive officer and each of our four other most highly compensated executive officers.

Summary Compensation Table

	Annual Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation	Long-Term Compensation Awards Securities Underlying Options
Moshe Gavrielov	2001	$336,346	$225,000	$—	100,000
Chief Executive Officer	2000	300,000	86,580	—	—
	1999	260,000	58,356	—	159,618

Charles Alvarez	2001	203,749	78,751	—	35,000
Vice President of Finance and Administration	2000	175,000	26,350	—	60,000
and Chief Financial Officer	1999	160,000	11,250	—	30,000

Francine Ferguson	2001	170,000	54,375	—	30,000
Vice President of Marketing	2000	151,251	22,100	—	45,000
	1999	136,250	17,000	—	30,000

Lawrence Lapides	2001	130,000	149,568	7,200	30,000
Vice President of Sales	2000	120,000	124,728	7,200	72,000
	1999	105,333	49,097	5,000	—

Michael McNamara	2001	170,200	60,000	—	—
Senior Vice President of Technology	2000	160,000	—	—	—
	1999	127,333	—	—	—

The amount in the column titled “Other Annual Compensation” represents the value of Mr. Lapides’ car allowance.

Option Grants in Fiscal Year 2001

The table below sets forth certain information concerning the grant of share options to our chief executive officer and each of our four other most highly compensated executive officers for the year ended December 31, 2001.

	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year 2001	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation for Option Term
Name					5%	10%
Moshe Gavrielov	100,000	7.0%	$8.00	01/16/11	$503,115	$1,274,993
Charles Alvarez	35,000	2.4%	8.00	01/16/11	176,089	446,247
Francine Ferguson	30,000	2.1%	8.00	01/16/11	150,934	382,498
Lawrence Lapides	30,000	2.1%	8.00	01/16/11	150,934	383,498
Michael McNamara	—	—	—	—	—	—

Percentages of total options for individual grants are based on an aggregate of options to purchase 1,430,604 ordinary shares granted to our employees, directors and consultants during fiscal year 2001, including our chief executive officer and each of our four other most highly compensated executive officers. The exercise price per share of each option was equal to the fair market value of the ordinary shares (1) on the date of grant as determined by our board of directors or, (2) for any grant to our chief executive officer, the date shareholders approve the grant. Each option becomes exercisable, or vests, as follows:

•
 1/4th of the ordinary shares underlying the option will vest on the first anniversary of the option grant date, which is typically the first day of employment in the case of options granted to new employees; and

•	after the first anniversary, 1/48th of the shares will vest monthly until the optionee is fully vested on the fourth anniversary of the option grant date.

Potential realizable value is based on the assumption that our ordinary shares appreciate at the annual rate shown, compounded annually, based upon the fair market value of our ordinary shares on the grant date, until the expiration of the option term. These numbers are calculated based on the Securities and Exchange Commission requirements and do not reflect our estimates of future stock price growth.

Fiscal Year End 2001 Option Values

The following table sets forth certain summary information concerning share options held as of December 31, 2001 by our chief executive officer and each of our four other most highly compensated executive officers. Ms. Ferguson exercised 25,000 options and Mr. Lapides exercised 15,500 options during the year ended December 31, 2001.

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2001		Value of Unexercised In-the-Money Options at December 31, 2001
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Moshe Gavrielov	—	$—	79,809	179,809	$1,424,590	$2,519,590
Charles Alvarez	—	—	73,125	87,500	1,277,000	1,276,375
Francine Ferguson	25,000	214,450	62,162	63,438	1,095,420	890,523
Lawrence Lapides	15,500	213,775	64,123	67,500	1,104,015	934,125
Michael McNamara	—	—	—	—	—	—

The value realized is based on the lesser of the fair market value of our ordinary shares on the exercise date and the sale price, less the per share exercise price, multiplied by the number of options that were exercised. The value of unexercised in-the-money options at December 31, 2001 are based on the fair market value of our ordinary shares on December 31, 2001 of $18.95 per share, less the per share exercise price, multiplied by the maximum number of shares that may be issuable upon exercise of the option.

Employment Agreements

In March 1998, we entered into an employment agreement with Moshe Gavrielov, our Chief Executive Officer. Pursuant to the agreement, Mr. Gavrielov’s initial annual salary was equal to $250,000 and he was eligible for a target performance bonus of 50% of his annual base salary. In addition, we granted Mr. Gavrielov the right to purchase 671,938 ordinary shares pursuant to a share restriction agreement. Under the terms of the share restriction agreement,  1/4th of the ordinary shares purchased vested in March 1999 and  1/48th of the shares became vested every month thereafter until the shares underlying the share restriction agreement were fully vested on March 23, 2002. If Mr. Gavrielov’s employment is terminated or constructively terminated without cause, including termination within 12 months of a transaction that results in a change of control of the Company, he will receive:

•	a lump sum payment equal to his then current annual base salary;

•	any bonuses that would otherwise have been paid to him.

In November 1999, we entered into an employment agreement with Michael McNamara, our senior vice president of technology. Pursuant to the agreement, Mr. McNamara was entitled to receive an initial base salary of $160,000 per year and was eligible to receive an annual performance bonus of 25% of his annual salary. In the event of his termination within 18 months of a change of control, Mr. McNamara will receive:

•	a lump sum payment equal to his then current annual base salary;

•	full acceleration of the vesting provisions governing any share options and restricted shares held by him;

•	medical insurance coverage for a period of 12 months after the date of termination; and

•	any bonuses that would otherwise have been paid to him, prorated through the date of termination.

Equity Compensation Plan Information

The following table provides information as of December 31, 2001, about the Company’s ordinary shares that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans, including the 2000 Israeli Share Option Plan, 2000 U.S. Share Incentive Plan, 1999 Share Incentive Plan, 1997 and 1999 Israeli Share Option plans, 1996 U.S. Stock Option Plan, 1996 US. Stock Option Plan as amended 1999, and 1999 Share Incentive Plan.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,802,140	$4.90	1,195,085
Equity compensation plans not approved by security holders	0	n/a	n/a
Total	3,802,140		1,195,085

The Company’s 2000 Israeli Share Option Plan, 2000 U.S. Share Incentive Plan, 1999 Share Incentive Plan, 1997 and 1999 Israeli Share Option plans, 1996 U.S. Stock Option Plan, 1996 US. Stock Option plan as amended 1999, and 1999 Share Incentive Plan each are described in some detail in the Company’s Prospectus, filed March 22, 2001. An amendment to the 2000 U.S. Share Incentive Plan is proposed in this proxy statement, as set forth above in Proposal 12. The Company will not make further awards under any of these plans except the 2000 Israeli Share Option Plan and the 2000 U.S. Share Incentive Plan.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

Purpose of the Compensation Committee

The Compensation Committee of our Board of Directors has the responsibility for determining compensation levels for our executive officers each fiscal year, subject to the approval of our Audit Committee and the Board of Directors, as required by the Israeli Companies Law, and establishing our policies and practices governing our executive compensation. Our Committee’s functions include:

•	determining the compensation of our Chief Executive Officer, Moshe Gavrielov;

•	on recommendation of our Chief Executive Officer, reviewing and approving the other executive officers’ compensation, including salary and bonuses;

•	reviewing and approving any compensation plans affecting our executive officers; and

•	recommending awards under our share incentive plans.

Our committee is providing the following report on our executive compensation policies, the relationship of our performance to executive compensation and our Chief Executive Officer’s compensation.

Compensation Policies

Our executive compensation policies are designed to address a number of objectives, including rewarding financial performance and motivating executive officers to achieve significant returns for our shareholders. The objectives of our policies are to:

•	offer compensation opportunities that attract and retain executives whose abilities are critical to our long-term success and motivate individuals to perform at their highest level;

•	maintain a significant portion of the executive’s total compensation at risk, tied to achievement of financial, organizational and management performance goals; and

•	reward outstanding individual performance that contributes to our long-term success.

Elements of Compensation

Each executive officer’s compensation package may be comprised of three elements:

•	base compensation, which reflects the individual performance and is designed primarily to be competitive with salary levels in a comparative group;

•	variable or bonus compensation payable based on the achievement of financial performance goals and individual performance; and

•	long-term share-based incentive compensation.

Base Compensation.    When establishing the base compensation for executive officers, the Compensation Committee considers:

•	the individual’s role, responsibilities and performance during the past year;

•
the amount of compensation paid to executive officers in similar positions of comparable software and related companies similar in size and business that compete with us in the recruitment and retention of senior personnel; and

•	compensation relative to our other executive officers.

No specific formula was applied to determine the weight of each factor. We believe that the total cash compensation for our executive officers for the fiscal year ended December 31, 2001 was competitive with the total cash compensation for executive officers at companies with which we compete for executives.

Variable Compensation.    When establishing the variable compensation for our executive officers, the Compensation Committee primarily considers whether the executive officer achieved the financial objectives set forth by the Board of Directors at both a corporate and a departmental level, including revenue, profitability and bookings. In addition, the Compensation Committee considers the overall performance of the executive officer relating to non-financial objectives, including the effective operation of management reporting to the executive officers and each executive officer’s general management skills. The Compensation Committee is working with management to develop a set of agreed upon objectives for measuring an individuals overall executive performance in the future.

Long-Term Incentive Compensation.    We have provided long-term compensation to our executives in the form of share options and restricted shares. The Compensation Committee believes that equity-based compensation closely aligns the interests of our executive officers with those of our shareholders by providing an incentive to perform the duties with a focus on long-term strategic objectives relating to growth and shareholder value. Share options and restricted shares are granted to our executive officers under our various option and incentive plans, based on factors discussed earlier in this report. The share options and restricted shares utilize vesting periods that encourage key executives to continue in our employ. All options granted to executive officers to date have been granted at the fair market value of our ordinary shares on the date of grant except in the case of executive officers who hold more than 10% of the outstanding voting shares, in which case the exercise price equals 110% of the fair market value on the date of grant.

Chief Executive Officer Compensation

Our Chief Executive Officer, Moshe Gavrielov, is compensated based on an employment agreement that was entered into between us and Mr. Gavrielov, effective March 23, 1998. Under the terms of his agreement, Mr. Gavrielov received an annual base salary of $330,000 in 2001, as determined by the Board of Directors and approved by the shareholders. Mr. Gavrielov’s target annual bonus, if any, is equal to 50% of his base salary based on specific performance criteria determined by the Board of Directors and approved by our Audit Committee and our shareholders. These criteria primarily involve the Company achieving overall revenue and profitability results. The amount of annual bonus paid to Mr. Gavrielov in 2001 under his employment agreement was $225,000. The Compensation Committee reviewed Mr. Gavrielov’s salary at the beginning of 2002 using the same criteria and policies as are employed for the other executive officers.

Tax Deductibility of Executive Compensation

Section 162(m).    Our Board of Directors has considered the potential future effects of Section 162(m) of the Internal Revenue Code of 1986, as amended, on the compensation paid to our executive officers. Section 162(m) limits tax deductions for certain executive compensation over $1.0 million in any taxable year. Certain types of compensation are deductible only if performance criteria are specified in detail and shareholders have approved the compensation arrangements. We believe that it is generally in the best interests of our shareholders to structure compensation plans so that compensation is deductible under Section 162(m). Therefore, we have adopted a policy that, where reasonably practicable, we will seek to qualify the variable compensation paid to our executive officers for an exemption from the deductibility limitations of Section 162(m).

CO	MPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Ta	li Aben
Pie	rre Lamond
Zo	har Zisapel

PERFORMANCE GRAPH

The share price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Verisity specifically incorporates this information by reference and shall not otherwise be deemed soliciting material or filed under such acts.

The following graph shows a comparison of cumulative total shareholder return, calculated as of the end of each calendar quarter on a dividend-reinvested basis, for Verisity, the S&P 500 Index, and the S&P Information Technology Index. The graph assumes that $100 was invested in Verisity’s ordinary shares, the S&P 500 Index and the S&P Information Technology Index from the date of Verisity’s initial public offering on March 21, 2001 through December 31, 2001. Note that historic share price performance is not necessarily indicative of future share price performance.

	21-Mar-01	31-Mar-01	30-Jun-01	30-Sep-01	31-Dec-01
Verisity Ltd	$100	$121	$229	$104	$271
S&P© 500 Index	$100	$103	$109	$93	$103
S&P© Information Technology Index	$100	$98	$110	$73	$98

The returns for Verisity Ltd. are based upon the IPO price of $7 on March 21, 2001. S&P information is Copyright© 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Adoption of Audit Committee Charter

During the fiscal year ended December 31, 2000, we developed a written charter for the Audit Committee. The complete text of the new charter, which reflects standards set forth in the regulations promulgated under the Securities Act of 1933, as amended, and the Marketplace Rules of the National Association of Securities Dealers, Inc., was included as Appendix A of our proxy statement for the year 2000.

Committee Member Independence

The Audit Committee of our Board of Directors consists of three members who are not our employees or employees of our subsidiaries. Each of the members of the Audit Committee qualifies as an “independent” director under the applicable listing standards.

Communications with Management and Independent Auditors

Our Audit Committee has reviewed and discussed our audited financial statements with management. In addition, the Audit Committee has discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with Ernst & Young LLP their independence from us.

Recommendation Regarding Financial Statements

Based on the review and discussions referred to above, our Audit Committee recommended to our Board of Directors that the audited consolidated financial statements for the fiscal year ended December 31, 2001 be included in our Annual Report of Form 10-K for the fiscal year ended December 31, 2001.

AU	DIT COMMITTEE OF THE BOARD OF DIRECTORS

Ta	li Aben
Am	os Wilnai
Zo	har Zisapel

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and beneficial owners of more than ten percent of our capital shares registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, to file initial reports of ownership and reports of changes in ownership of our capital shares with the Securities and Exchange Commission and the Nasdaq National Market, and to provide copies of such reports to us.

During the fiscal year ended December 31, 2001, our executive officers, directors or beneficial owners of more than ten percent of our capital shares were required to file various reports, including Form 3s and Form 4s.

Ms. Ferguson, Mr. Gavrielov and Mr. Lapides each filed in August 2001 a report for the purchase of 500 shares on March 26, 2001, as part of a directed share program. Mr. McNamara filed a report for the purchase of 1500 shares on March 26, 2001 as part of a directed share program.

In addition, Mr. Lapides failed to file a timely report for the purchase in May 2001 of 5,000 shares, reported in July, not June. Mr. Larwood filed an amended Form 3 in September reporting ownership of 3,000 shares that was inadvertently omitted from the original Form 3 filed April 28, 2001. Mr. Wilnai failed to file a timely report of the grant in April of shares in the 2000 U.S. Share Incentive Plan, but filed this Form 4 in August.

Ms. Aben did not file a timely report for a sale of shares by another but beneficially held by her, the October 25 transaction not reported until November 26. Ms. Aben filed in August an amended Form 4 and Form 3 moving a Director share option grant from the Form 4 to the Form 3 and correctly reporting the conversion of preferred shares and a warrant to ordinary shares on March 21, 2001, the first day of trading in the company shares.

COST OF SOLICITATION OF PROXIES

Verisity will pay the expenses of soliciting proxies to be voted at the Annual General Meeting. Following the original mailing of the proxies and other solicitation materials, Verisity and/or its agents may also solicit proxies by mail, telephone, e-mail, other forms of communication, or in person. Following the original mailing of the proxies and other solicitation materials, Verisity will request that brokers, custodians, nominees and other record holders of its ordinary shares forward copies of the proxy and other solicitation materials to persons for whom they hold shares of ordinary shares and request authority for the exercise of proxies. In such cases, Verisity, upon the request of the record holders, will reimburse such holders for their reasonable expenses. Georgeson Shareholder Communications, Inc. will assist Verisity in obtaining the return of proxies at an estimated cost to Verisity of $7,500.

SHAREHOLDER PROPOSALS

We know of no other matters that will be presented for consideration at the Annual General Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors recommends. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

If you want to consider including a proposal in our proxy statement next year, you must deliver your proposal to our corporate secretary no later than January 6, 2003. Our Articles of Association also contain specific procedural requirements regarding a shareholder’s ability to nominate a director or submit a proposal to be considered at a meeting of shareholders. If you would like a copy of the procedures contained in our Articles of Association, please contact:

Corporate Secretary

Verisity Ltd.
2041 Landings Drive
Mountain View, California 94043
(650) 934-6800

APPENDIX A

ARTICLES OF ASSOCIATION
TO BE AMENDED AND RESTATED AS OF THE DATE OF THE
2002 ANNUAL GENERAL MEETING OF VERISITY SHAREHOLDERS

Under Proposal 13, above, the following amendments to the Articles of Association are proposed to the shareholders. The other Articles are unchanged.

38.    The Company shall be entitled to amend these Articles by a resolution of the General Meeting adopted by ordinary majority of the voting rights represented either in person or by proxy (including by proxy card) at the meeting and voting on the resolution (“Ordinary Resolution”), except any change in the authority of the Directors to issue Special Preferred Shares and to fix the rights thereof as per Article 5.1.3 above or any change to the number of or method of appointment of or method of removal of Directors of the Company, or any amendment to the provisions of this Article 38, for which the vote of at least two-thirds of the outstanding voting rights will be required.

45.2    Save as herein otherwise provided, a quorum shall be formed when at least two Shareholders holding or representing between them not less than the majority of the outstanding voting rights, represented either in person or by proxy (including by proxy card) at the meeting.

46.    The Chairman of the Board of Directors chosen under the provisions of Article 71 below, shall preside as chairman at every General Meeting of the Company, except that the Directors may decide from time to time to appoint any other person for such purpose, and if the Directors so decide then the person so appointed by the Directors shall preside as chairman at the General Meeting, or Meetings, for which he has been so appointed by the Directors. If at any meeting the Chairman or such other person are not present within fifteen (15) minutes from the time fixed for holding the meeting, or are unwilling to act as chairman, the Shareholders present shall choose some one of their number to be chairman.

* * *

VOTING

48.    Every question submitted to a General Meeting shall be decided by a show of hands unless, before or on the declaration of the result of the show of hands, a ballot is demanded by any Shareholder present in person or by proxy. Demand for a ballot shall annul the result of the vote by show of hands. If a ballot is demanded, it shall be taken at the time and in the manner directed by the chairman of the meeting. Demand for a ballot shall not preclude discussion regarding any matter except that matter which is the subject of the ballot. A ballot regarding election of a chairman and/or adjournment of the meeting shall be held immediately upon demand for the same.

In the event that the number of votes for and against any proposal being equal, the proposal shall be deemed rejected. The chairman of any General Meeting shall not have an additional vote and/or right for casting vote at any vote of the Shareholders.

Minutes of the General Meeting, signed by the chairman of such meeting or by the chairman of any meeting subsequent to such meeting, shall serve as prima facia evidence as to the facts stated therein.

49.    Subject to any special rights that may be attached to the Special Preferred Shares, both on a show of hands and upon a ballot, every Shareholder present in person or by proxy (including by proxy card) shall have one (1) vote for every share held by him. For the removal of doubt, the Class B Ordinary Shares shall have no voting rights, however the holders thereof shall be entitled to receive notices of, and to participate at, any meeting of Shareholders of the Company, but shall not be entitled to vote thereat.

50.    Any action required or permitted to be taken by the Shareholders of the Company must be effected at a duly called Annual or Extraordinary General Meeting of such holders and may not be taken by any consent in writing by such Shareholders. For as long as any of the Company’s shares are publicly traded on a securities market or exchange located in the United States of America, all proxy solicitations, proxy statements and procedures relating to proxy cards and voting thereunder shall be undertaken pursuant to applicable law, including applicable regulations with respect to solicitations of proxies.

51.    Where there are joint registered holders of any share, any one of such persons may vote at any meeting either personally or by proxy (including by proxy card) in respect of such share as if he were solely entitled thereto; and if more than one of such joint holders be present at any meeting, personally or by proxy, the joint Shareholder whose name appears first on the Register in respect of such shares shall alone be entitled to vote in respect thereof. Several executors or administrators of a deceased Shareholder, or, where there are no such executors or administrators, several legal heirs of such deceased Shareholder, shall for the purposes of this Article be deemed to be joint holders.

52.    A minor or any person in respect of whom a court of competent jurisdiction has issued an order declaring him to be incompetent, shall be entitled to vote only through his guardian or curator and every such guardian or curator shall be entitled to vote by proxy (including by proxy card).

53.    Votes may be given either personally or by proxy (including by proxy card) or, in the case of a Shareholder who is a corporation, by a representative duly authorized by it. A proxy need not be a Shareholder of the Company.

54.    The instrument appointing a proxy (including by proxy card) and the power of attorney (if any) under which it is executed, or a copy certified in such manner as the Directors may require, shall be deposited at the Office or with the Company’s transfer agent or at such other place as may be designated by the Directors not later than the time specified by the Directors, or as required under any applicable law or regulation, before the time fixed for the commencement of the meeting in which the proxy intends to vote.

Every instrument of proxy (including proxy card) shall be in writing. A proxy shall be entitled to demand a ballot or to join in such a demand.

56.    Subject to any applicable law or regulations, every instrument of proxy, whether for a specified meeting or otherwise, shall, as nearly as the circumstances will admit, be substantially in the following form:

“I	of
being a Shareholder of Ltd. (“the Company”),
hereby appoint	of
or failing him	of
as my proxy to vote for me and on my behalf with respect of *________ shares of class **___________held by me at the General Meeting of the Company to be held on the _____day of __________200_ and at any adjournment thereof.

AS WITNESS I have affixed my signature this day of

(signature)

*	specify the number of shares
**	specify the class of shares”

or in any usual or common form (including, for the removal of doubt, by proxy card) or in any other form as may be approved by the Directors.

57.    A vote given pursuant to an instrument of proxy (including by proxy card) shall be valid, even if prior to the vote the appointer shall have died or shall have been incapacitated, or if the instrument of proxy has been canceled or the share it represents been transferred, unless notification of the death, incapacitation, cancellation or transfer is received in the Office prior to the meeting. An instrument of proxy (including proxy card) shall also be valid for an adjourned meeting.

PROXY

VERISITY LTD.
ANNUAL GENERAL MEETING OF SHAREHOLDERS ON JUNE 4, 2002
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VERISITY LTD.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of 2002 Annual General Meeting to be held June 4, 2002 and the proxy statement and appoints Moshe Gavrielov and Yoav Hollander, and each of them individually, the Proxy of the undersigned, with the full power of substitution, to vote all ordinary shares of Verisity Ltd. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2002 Annual General Meeting of Shareholders of Verisity Ltd. to be held at our registered offices located at 8-10 Ha’Melacha Street, Rosh Ha’Ayin, Israel, where our phone number is (972) 3-900-4000, on Tuesday, June 4, 2002, at 10:00 a.m. Israeli time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present. The ordinary shares represented by the Proxy shall be voted in the manner as set forth on the reverse side.

MARK HERE ☐ IF YOU PLAN TO ATTEND THE MEETING

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH AND ALL PROPOSALS.

1.	To elect Pierre Lamond as one of our Class I directors to hold office for a term that expires in 2005.

☐ FOR the Nominee             ☐ WITHHOLD AUTHORITY

2.	To elect Michael McNamara as one of our Class I directors to hold office for a term that expires in 2005.

☐ FOR the Nominee             ☐ WITHHOLD AUTHORITY

2.	To approve the share option grant to Moshe Gavrielov, our Director and CEO.

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

3.	To approve the share option grant to Yoav Hollander, our Director and CTO.

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

4.	To approve the share option grant to Michael McNamara, our Director and Senior Vice President.

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

To approve the compensation of our executive officers who also serve as members of our Board of Directors.

6.	Base Salary for Moshe Gavrielov

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

7.	Bonus for Moshe Gavrielov

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

8.	Base Salary for Yoav Hollander

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

9.	Bonus for Yoav Hollander

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

10.	Base Salary for Michael McNamara

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

11.	Bonus for Michael McNamara

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

12.	To approve the increase in shares under the 2000 U.S. Share Incentive Plan.

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

13.	To approve the amendments to our Articles of Association.

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

14.	To approve the selection of Messrs. Kost Forer & Gabbay, a member of Ernst & Young International, as our independent auditors for the fiscal year ending December 31, 2002.

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

15.	To transact any other business that may properly come before the meeting or any adjournment thereof.

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

DA	TE:

Signature

Signature, if held jointly